EXHIBIT 99.2

KEY EXECUTIVE SEVERANCE AGREEMENT

This Key Executive Severance Agreement (the “Agreement”) is dated as of [date], and is made by and between Ducommun Incorporated, a Delaware corporation (the “Company”), and [name] who is presently [position] of the Company (the “Executive”).

W I T N E S S E T H:

WHEREAS:

A. The Executive is a principal officer of the Company or the president of one of its subsidiaries, and an integral part of the Company’s management.

B. The Company wishes to assure both itself and the Executive of continuity of management generally, including continuity of management in the event of any actual or threatened change in control of the Company.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and in further consideration of services performed and to be performed by Executive for the Company, it is hereby agreed by and between the parties as follows:

1. Company’s Right to Terminate. The Company (or its subsidiaries) may not terminate the employment of Executive unless the Company provides the benefits hereinafter specified in accordance with the terms hereof.

2. Change in Control. For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of 30% or more of the outstanding voting securities of the Company (other than a tender offer by the Company), (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Exchange Act) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation, (iii) the Company shall sell, lease, exchange or transfer substantially all of its assets to another corporation, entity or person which is not a wholly-owned subsidiary, (iv) a person, as defined in Sections 13(d) and 14 (d) (as in effect on the date hereof) of the Exchange Act, shall acquire at any time 50% or more, or shall acquire within any 12-month period 30% or more, of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), (v) the shareholders of the Company approve and there shall be consummated a plan or proposal for the liquidation or dissolution of the Company, or (vi) during any period of twelve (12) consecutive months, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3 (as in effect on the date hereof) under the Exchange Act. A sale or other change in control of any subsidiary of the Company by which Executive is employed shall not be deemed a Change in Control of the Company for purposes of this Agreement. Notwithstanding anything herein to the contrary, a Change in Control will only be deemed to have occurred if such transaction qualifies as a “change in control” of the Company within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder (the “Code”).

3. Change in Control and Termination of Employment

(a) If a Change in Control of the Company shall have occurred, and there occurs a Qualifying Termination of Employment of Executive within 3 months prior to or 24 months following the occurrence of such Change in Control of the Company, Executive shall be entitled to receive the payments provided in Section 4 hereof.

(b) If there shall be a Qualifying Termination of the Employment of Executive at any time (other than as provided in Section 3(a)), Executive shall be entitled to receive the payments and benefits provided in Section 5 hereof.

(c) The phrase “Qualifying Termination of the Employment” of Executive for purposes of this Agreement shall mean:

(i) Termination by the Company (or its subsidiaries) of the employment of Executive except due to death, Disability or for Cause as defined below; or

(ii) Subject to Section 3(d), termination by the Executive of his or her employment by the Company (or its subsidiaries) within one (1) year following the initial existence of one or more of the following conditions arising without the written consent of Executive:

(A) A material diminution (i.e. a reduction of 5% or more) in Executive’s base salary as in effect on the date hereof or as the same may be increased from time to time;

(B) A material diminution in Executive’s authority, duties or responsibilities;

(C) A material diminution in the authority, duties or responsibilities of the supervisor to whom Executive is required to report, including a requirement that Executive report to a corporate officer or employee instead of reporting directly to the Board of Directors of the Company;

(D) A material change in the geographic location (i.e. greater than 50 miles from Executive’s present office location) at which Executive is required to perform services; and

(E) Any other action or inaction that constitutes a material breach by the Company of any agreement, if any, under which Executive provides services to the Company.

(d) Upon the initial existence of one or more of any of the conditions set forth in Section 3(c)(ii), Executive shall provide written notice to the Company of the existence of such condition or conditions within ninety (90) days of the initial existence of such condition or conditions. Following receipt of the written notice from Executive, the Company shall have a period of thirty (30) days in which to remedy such condition or conditions. If Executive does not provide the written notice or if the Company remedies the condition or conditions within the time periods set forth herein, then the occurrence of such condition or conditions shall not be considered a Qualifying Termination of the Employment of Executive for purposes of this Agreement.

(e) The words “Disability” and “Cause” for purposes of this Agreement shall mean:

(i) Disability. Termination by the Company (or its subsidiaries) of Executive’s employment based on “Disability” shall mean termination because of Executive’s absence from his or her duties with the Company (or its subsidiaries) on a full-time basis for 130 consecutive business days, as a result of incapacity due to physical or mental illness, unless within thirty (30) days after Notice of Termination (as hereinafter defined) is given following such absence Executive shall have returned to the full-time performance of his duties.

(ii) Cause. Termination by the Company (or its subsidiaries) of Executive’s employment for “Cause” shall mean termination upon (A) the willful and continued failure by Executive to substantially perform his or her duties with the Company (or its subsidiaries) other than any such failure resulting from his incapacity due to physical or mental illness, after a demand for substantial performance is delivered to Executive by the Chief Executive Officer of the Company or the Compensation Committee of the Board of Directors, which specifically identifies the manner in which Executive has not substantially performed his or her duties, or (B) the willful engaging by Executive in misconduct which is materially injurious to the Company (or its subsidiaries), monetarily or otherwise, and that constitutes on the part of Executive common law fraud or felony. For purposes of this paragraph, no act, or failure to act, on Executive’s part shall be considered “willful” unless done, or omitted to be done, by him or her not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company (or its subsidiaries). Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him or her a copy of a Notice of Termination from the Chief Executive Officer of the Company or the Compensation Committee of the Board of Directors after reasonable notice to Executive and an opportunity for Executive, together with his or her counsel, to be heard before the Compensation Committee of the Board of Directors (or, if there is no such Committee or such Committee delivers the Notice of Termination, the Board of Directors), finding that in the good faith opinion of such Committee (or the Board) Executive was guilty of conduct set forth above in clauses (A) or (B) of the first sentence of this subparagraph and specifying the particulars thereof in detail.

(f) Any purported termination by the Company (or its subsidiaries) pursuant to Section 3(c)(i) above, or by Executive pursuant to Section 3(c)(ii) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated.

(g) “Date of Termination” shall mean (i) if Executive’s employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his or her duties on a full-time basis during such thirty (30) day period), and (ii) if Executive’s employment is terminated for any other reason, the date on which a Notice of Termination is given.

4. Certain Benefits Upon a Qualifying Termination in Connection With a Change in Control. If there is a Qualifying Termination of Employment of Executive within 3 months prior to or 24 months following the occurrence of a Change in Control as provided in Section 3(a) hereof, Executive shall be entitled to the following payments and benefits:

(a) The Company shall immediately pay to Executive in a single lump sum the following:

(i) An amount equal to two (2) times the annual base salary of Executive immediately prior to the Change in Control before any reduction which would constitute a condition set forth in Section 3(c)(ii), plus

(ii) An amount equal to two (2) times the target annual bonus of Executive under the Company’s Bonus Plan in effect during the year prior to the Change in Control; and

(b) The following treatment shall apply to all equity-based compensation awards granted to Executive that remain outstanding as of the date of such Qualifying Termination of Employment of Executive:

(i) in the case of an option or stock appreciation right, Executive shall have the right to exercise such award, including any portion of the award not previously exercisable, for the full term of such option or stock appreciation right;

(ii) in the case of any such award the vesting of which is in whole or in part subject to performance-based vesting criteria, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award shall immediately lapse and such award shall immediately vest and Executive shall have the right to receive a payment based on (x) the Company’s actual achievement with respect to such performance-based vesting criteria for all periods through the date of the Qualifying Termination of Employment (as determined by the Company), and (y) the target number of shares or other payments for periods after the date of the Qualifying Termination of Employment.

(iii) in the case of restricted stock and/or restricted stock units (other than those referenced in clause (ii) hereof), all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award shall immediately lapse and such awards shall immediately vest upon such Qualifying Termination of Employment.

5. Certain Benefits Upon a Qualifying Termination of Employment Not in Connection With a Change in Control. If there is a Qualifying Termination of Employment of Executive as provided in Section 3(b) hereof (not in connection with a Change in Control), Executive shall be entitled to the following payments and benefits:

(a) The Company shall pay Executive his or her full base salary on a bi-weekly basis at the rate in effect at the time Notice of Termination is given (before any reduction which would constitute a condition set forth in Section 3(c)(ii)) for a period of one (1) year following the Date of Termination; and

(b) The Company shall continue to provide Executive with medical insurance, life insurance, disability insurance and such other similar insurance benefits as are provided to other executives of the Company (but not an automobile allowance, profit-sharing plan or 401(k) matching contribution, reimbursement of country club dues, or other “perks”) for a period of time until Executive obtains other employment on a full-time basis, but not to exceed one (1) year from the Date of Termination.

6. Certain Benefits Upon Any Qualifying Termination of Employment. If there is a Qualifying Termination of Employment of Executive as provided in either Section 3(a) or Section 3(b) hereof (whether or not in connection with a Change in Control), the Company shall pay Executive his or her full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given (before any reduction which would constitute a condition set forth in Section 3(c)(ii)) plus credit for any vacation earned but not taken and the amount, if any, of any bonus for a past fiscal year which has not yet been awarded or paid to Executive under the Company’s Bonus Plan.

7. Mitigation of Damages. Executive shall not be required to mitigate the amount of any payment provided for in Sections 4 and 5 by seeking other employment or otherwise, nor shall the amount of any payment provided for in Sections 4 and 5 be reduced by any compensation earned by Executive as a result of employment by another employer after the Date of Termination, or otherwise.

8. Successors; Binding Agreement

(a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as Executive would be entitled to hereunder except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this paragraph 8 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

(b) This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to him or her under if he or she had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his or her devisee, legatee or other designee or, if there be no such designee, to his or her estate.

9. Section 409A. Notwithstanding anything to the contrary in this Agreement, if the Company determines (a) that on the date Executive’s employment with the Company terminates or at such other time that the Company determines to be relevant, Executive is a “specified employee” (as such term is defined under Section 409A of the Code) of the Company and (b) that any payments to be provided to Executive pursuant to this Agreement are or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A of the Code (“Section 409A Taxes”) if provided at the time otherwise required under this Agreement then such payments shall be delayed until the earlier of (i) the date that is six months after date of the Executive’s “separation from service” (as such term is defined under Section 409A of the Code) with the Company or (ii) the date of Executive’s death, or such shorter period that, as determined by the Company, is sufficient to avoid the imposition of Section 409A Taxes. The provisions of this Section 9 shall only apply to the minimum extent required to avoid Executive’s incurrence of any Section 409A Taxes. The Company and Executive acknowledge that as of the date hereof, the provisions of this Agreement have been structured to avoid the need to apply the six-month delay set forth in this Section 9.

10. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt:

To the Company:	Ducommun Incorporated
Attn: Chief Executive Officer
23301 Wilmington Ave.
Carson, CA 90745

To the Executive:	[name]
[address]

11. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement; provided, however, that this Agreement shall not supersede or in any way limit the rights, duties or obligations Executive may have under any other written agreement with the Company. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

DUCOMMUN INCORPORATED

By:
Chief Executive Officer

By:
Secretary

Executive

[name]